EXHIBIT 99.2

                         TAX DISAFFILIATION AGREEMENT

                                    between

                             MELVILLE CORPORATION,
                          on behalf of itself and its
                         Post-Distribution Affiliates

                                      and

                                FOOTSTAR, INC.,
                          on behalf of itself and its
                         Post-Distribution Affiliates




                               Table of Contents


                                                                          Page


1.    Definitions..........................................................  2

2.    Federal and State Taxes--Administrative and Compliance Matters....... 10
      (a)   Sole Tax Sharing Agreement..................................... 10
      (b)   Designation of Agent........................................... 10
      (c)   Pre-Distribution Period Returns................................ 12

3.    Consolidated Federal, Consolidated State and Unitary State Taxes --
      Allocation of Taxes.................................................. 12
      (a)  General......................................................... 12
      (b)   Estimated Payments............................................. 12
      (c)   Payment of Taxes at Year-End................................... 13
      (d)  Carrybacks and Certain Other Matters............................ 16

4.    Other Taxes.......................................................... 19

5.    Certain Representations and Covenants................................ 20
      (a)   (I)  Footstar Representations.................................. 20
            (II)  Melville Representations................................. 21
            (III)  Footstar and Melville Representations................... 21
      (b)   Footstar Covenants............................................. 21
      (c)  Melville Covenants.............................................. 23
      (d)   Exceptions..................................................... 24

6.    Indemnities.......................................................... 25
      (a)   Footstar Indemnity............................................. 25
      (b)   Melville Indemnity............................................. 26
      (c)   Discharge of Indemnity......................................... 28
      (d)  Tax Benefits.................................................... 29
      (e)  Refunds......................................................... 30
      (f)  Clerical Errors................................................. 30
      (g)  Method of Calculation........................................... 31

7.    Communication and Cooperation........................................ 32
      (a)   Consult and Cooperate.......................................... 32
      (b)   Provide Information............................................ 33
      (c)   Tax Attribute Matters.......................................... 34

8.    Audits and Contest................................................... 34

9.    Payments............................................................. 35

10.   Notices.............................................................. 37

11.   Costs and Expenses................................................... 37

12.   Effectiveness; Termination and Survival.............................. 38

13.   Section Headings..................................................... 38

14.   Entire Agreement; Amendments and Waivers............................. 38
      (a)   Entire Agreement............................................... 38
      (b)   Waiver......................................................... 38

15.   Governing Law and Interpretation..................................... 39

16.   Dispute Resolution................................................... 39

17.   Counterparts......................................................... 39

18.  Assignments; Third Party Beneficiaries................................ 39

Exhibit A.................................................................. 43

Exhibit B.................................................................. 45







                         TAX DISAFFILIATION AGREEMENT


            This Agreement is entered into as of the 24 day of September, 1996 between Melville Corporation ("Melville"), a New York corporation, on behalf of itself and its Post-Distribution Affiliates, and Footstar, Inc. ("Footstar"), a Delaware corporation, on behalf of itself and its Post-Distribution Affiliates.
                             W I T N E S S E T H:
            WHEREAS, Melville and Footstar intend to enter into a Distribution Agreement dated as of September 24, 1996 (the "Distribution Agreement"), providing for the distribution by Melville to its shareholders of all of the common stock of Footstar (the "Distribution");
            WHEREAS, Melville and Footstar desire to set forth their agreement on the rights and obligations of Melville, Footstar and their respective Affiliates with respect to the handling and allocation of federal, state, local and foreign Taxes incurred in Taxable periods beginning prior to the Distribution Date and various other Tax matters;
            NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:
            1.    Definitions
            (a)   As used in this Agreement:
            "Affiliate" of any person shall mean any individual, corporation, partnership or other entity directly or indirectly owning more than 50 percent of, owned more than 50 percent by, or under more than 50 percent common ownership with, such person.
            "After-Tax Amount" shall mean an additional amount necessary to reflect the hypothetical Tax consequences of the receipt or accrual of any payment, using the maximum statutory rate (or rates, in the case of an item that affects more than one Tax) applicable to the recipient of such payment for the relevant year, reflecting for example, the effect of the deductions available for interest paid or accrued and for Taxes such as state and local income Taxes.
            "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor thereto.
            "Consolidated Federal Tax" shall mean the consolidated Federal Tax liability of the Melville Consolidated Group for any period as to which a consolidated Federal Tax Return was or is filed by Melville, or any successor thereto, for such group.
            "Consolidated State Tax" shall mean with respect to each State, any income or franchise Tax payable with respect to a group of at least two corporations, other than a Unitary State Tax.

            "Distribution" shall mean a distribution by Melville of all of the common stock of Footstar to its shareholders.
            "Distribution Date" shall mean the date on which the Distribution shall be effected.
            "Federal Tax" shall mean any Tax imposed under Subtitle A of the Code and any related penalty imposed under Subtitle F of the Code.
            "Final Determination" shall mean (i) with respect to Federal Taxes, (A) a "determination" as defined in Section 1313(a) of the Code, or (B) the date of acceptance by or on behalf of the Internal Revenue Service of Form 870-AD (or any successor form thereto), as a final resolution of Tax liability for any Taxable period, except that a Form 870-AD (or successor form thereto) that reserves the right of the taxpayer to file a claim for refund and/or the right of the Internal Revenue Service to assert a further deficiency shall not constitute a Final Determination with respect to the item or items so reserved; (ii) with respect to Taxes other than Federal Taxes, any final determination of liability in respect of a Tax provided for under applicable law; (iii) any final disposition by reason of the expiration of the applicable statute of limitations; and (iv) the payment of Tax by Melville, Footstar, or any Affiliate of Melville or Footstar, whichever is responsible for payment of such Tax under applicable law, with respect to any item disallowed or adjusted by a Taxing Authority, provided that the provisions of Section 8 hereof have been complied with, or, if such section is inapplicable, that the party responsible under the terms of this Agreement for such Tax is notified by the party paying such Tax that it has determined that no action should be taken to recoup such disallowed item, and the other party agrees with such determination.
            "Footstar Group" shall mean Footstar and its Affiliates immediately after the Distribution Date, including any predecessors thereto; provided, however, that for purposes of this Agreement, each Related Footwear Business for which separate accounting records were kept shall be treated for purposes of this Agreement like a separate corporation that is a member of the Footstar Group (including, without limitation, the BOQ, Fan Club, Open Country, Pimento, Meldisco, Thom McAn and Smart Step activities previously conducted by Melville); provided further, that if with respect to any Pre-Distribution Period (or portion thereof) Melville or any of its current or former Affiliates was involved solely in the conduct of a Related Footwear Business (including, without limitation, Calzados Ped Regal, S.A. and Thom McAn Manufacturing, Inc.), such member shall be treated as a member of the Footstar Group for such Pre-Distribution Period (or portion thereof); and provided further, that if with respect to any Pre-Distribution Period (or portion thereof) any Affiliate of Footstar (other than MEP) was not involved in the conduct of a Related Footwear Business (including, without limitation, Meldisco HK Limited, during the period it was doing business as Top Gun Company Limited, and Melville Foreign, Inc., to the extent it is the successor to Melville Canada Specialty Retailing Inc., TEU Canada Holdings Inc., Erin Mills TEU, Inc., Fairview TEU, Inc. or Markville Centre TEU, Inc.), such member shall not be treated as a member of the Footstar Group for such Pre-Distribution Period (or portion thereof). For the purpose of avoiding ambiguity, the parties agree that (except as set forth in the last proviso above) the Pre-Distribution Tax Liability of the Footstar Group includes the portion of such liability attributable to the corporations (domestic or foreign) comprising the Meldisco, Footaction (including Open Country and Fan
Club) and Thom McAn (including Smart Step) retail chains and MEP, and to any business activity conducted by Melville or any of its Affiliates (domestic or foreign) which is or was a Related Footwear Business.
            "Melville Consolidated Group" shall mean, with respect to any Taxable period, (i) with respect to Consolidated Federal Taxes, the affiliated group of corporations of which Melville (or a successor) was or is the common parent (within the meaning of Section 1504 of the Code), (ii) with respect to Consolidated State Taxes and Unitary State Taxes, the consolidated, combined or unitary group of which Melville (or a successor) or any of its Affiliates was or is a member, and (iii) with respect to any Other Tax payable with respect to a group which includes or included at least one member of the Melville Group and at least one member of the Footstar Group, such group.
            "Melville Group" shall mean, with respect to any Taxable period, Melville, its Affiliates (including their predecessors and successors) at any time prior to the Distribution (including, without limitation, the Non-Chain Corporations) other than those Affiliates comprising the Footstar Group.
            "MEP" shall mean Meldisco (Europe) Purchasing Ltd. and its predecessors and successors, and current and former subsidiaries, including but not limited to MIT Sales AG and MEP-Ventas.
            "Non-Chain Corporations" shall mean Computer Development, Inc., Melville Equipment Leasing Corporation, MC Retail, Inc., Melville Realty Company and their direct and indirect subsidiaries.
            "Other Taxes" is defined in Section 4.
            "Post-Distribution Affiliate" shall mean with regard to Melville, any person that is or that will be an Affiliate of Melville or a successor to Melville after the Distribution and, with regard to Footstar, any person that is or that will be an Affiliate of Footstar or a successor to Footstar after the Distribution.
            "Post-Distribution Period" shall mean any taxable period (or portion thereof) beginning after the close of business on the Distribution Date.
            "Pre-Distribution Period" shall mean any Taxable period ending on or before the close of business on the Distribution Date; provided that if a Taxable period ending after the Distribution Date contains any days which fall prior to or on the Distribution Date, any portion of such Taxable period up to or including the Distribution Date shall also be included in the Pre-Distribution Period.
            "Pre-Distribution Tax Liability" shall mean (i) the Consolidated Federal Tax, and (ii) the Consolidated State Tax liability of any group that includes at least one member of the Melville Group and at least one member of the Footstar Group, (iii) the Unitary State Tax liability of any group which includes at least one member of the Melville Group and at least one member of the Footstar Group, and (iv) any Other Taxes, in each case for any Pre-Distribution Period.
            "Prime" shall mean the rate announced from time to time as "prime" by Morgan Guaranty Trust Company as its prime rate.
            "Referee" is defined in Section 16.
            "Related Footwear Business" shall mean any business activity (including but not limited to those activities related to the conduct of manufacturing, purchasing, distribution and sales operations) associated with the Meldisco (including Pimento), Footaction (including Open Country and Fan
Club) or Thom McAn (including BOQ, Pimento and Smart Step) retail chain which was conducted by the Melville Group, including (but not limited to) the activities associated with the Meldisco, Open Country, Fan Club, Smart Step and Thom McAn chains which were conducted by Melville, and excluding any activity conducted by the Non-Chain Corporations.
            "Return" shall mean any Tax return, statement, report or form (including estimated Tax returns and reports, extension requests and forms, and information returns and reports) required to be filed with any Taxing Authority.
            "Tax" (and the correlative meaning, "Taxes," "Taxing" and "Taxable") shall mean (A) any tax imposed under Subtitle A of the Code, any net income, gross income, gross receipts, alternative or add-on minimum, sales, use, value-added, goods and services, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, transfer, recording, severance, stamp, occupation, premium, property, environmental, custom duty, or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest and any penalty, addition to tax or additional amount imposed by a Taxing Authority; (B) any liability of a member of the Melville Group or the Footstar Group, as the case may be, for the payment of any amounts of the type described in clause (A) for any Taxable period resulting from the application of Treasury Regulation Section 1.1502-6 or any similar provision applicable under state, local or foreign law; and (C) any liability of a member of the Melville Group or the Footstar Group for the payment of any amounts described in clause (A) as a result of any express or implied obligation to indemnify any other party.
            "Tax Asset" shall mean any net operating loss, net capital loss, investment Tax credit, foreign Tax credit, target jobs Tax credit, low income housing credit, research and experimentation credit, charitable deduction or any other credit or Tax attribute, including additions to basis of property, which could reduce any Tax, including, without limitation, deductions, credits, or alternative minimum net operating loss carryforwards related to alternative minimum Taxes.
            "Tax Packages" shall mean one or more packages of information, including but not limited to the Corptax file and the divisional reconciliation, that are (i) reasonably necessary for the purpose of preparing Federal Tax, Consolidated State Tax, Unitary State Tax Returns or Other Tax returns of the Melville Consolidated Group with respect to a Pre-Distribution Period and (ii) completed in all material respects in accordance with the standards that Melville has established for its subsidiaries with respect to the relevant Pre-Distribution Period.
            "Tax Proceeding" shall mean any Tax audit, dispute or proceeding (whether administrative or judicial).
            "Taxing Authority" shall mean any governmental authority (domestic or foreign) responsible for the imposition of any Tax.
            "Unitary State Tax" shall mean, with respect to each State, any income or franchise Tax payable with respect to a group of at least two corporations and based upon a group apportionment percentage.
            (b) Any term used in this Agreement which is not defined in this Agreement shall, to the extent the context requires, have the meaning assigned to it in the Code or the applicable Treasury regulations thereunder and, in the case of Consolidated State Taxes, Unitary State Taxes, and Other Taxes, in comparable provisions of applicable law.
            2.    Federal and State Taxes--Administrative and Compliance
                  Matters.
            (a) Sole Tax Sharing Agreement. The parties acknowledge that there has not been a Final Determination of the Pre-Distribution Tax Liability, and that certain members of the Footstar Group are includible in the Melville Consolidated Group for the Pre-Distribution Period. This Agreement shall constitute the sole Tax sharing agreement between Melville and its Post-Distribution Affiliates, on one hand, and Footstar and its Post-Distribution Affiliates, on the other hand, and, to the extent there is any inconsistency between this Agreement and any existing Tax sharing agreements or arrangements, written or unwritten, between Melville and its Post-Distribution Affiliates, on one hand, and Footstar and its Post-Distribution Affiliates, on the other hand, this Agreement shall govern.
            (b) Designation of Agent. Footstar and each member of the Footstar Group, with respect to Consolidated Federal Taxes, each hereby irrevocably designate Melville or its successors as its agent, coordinator, and administrator, and, with respect to Consolidated State Taxes, Unitary State Taxes and any Other Taxes payable with respect to a group which includes at least one member of the Melville Group and at least one member of the Footstar Group, each hereby irrevocably authorize Melville to designate a member of the Melville Group, or a successor of such member, as its agent, coordinator, and administrator, for the purpose of taking any and all actions (including the execution of waivers of applicable statutes of limitation) necessary or incidental to the filing of any Return, any amended Return, or any claim for refund (even where an item or Tax Asset giving rise to an amended Return or refund claim arises in a Post-Distribution Period), credit or offset of Tax or any other proceedings, and for the purpose of making payments to, or collecting refunds from, any Taxing Authority, in each case relating to any Pre-Distribution Period. Melville or the member of the Melville Group, as the case may be, as agent, covenants to Footstar that it shall be responsible to see that all such administrative matters relating thereto shall be handled promptly and appropriately. Melville shall inform and consult with Footstar prior to taking any action on behalf of, or which will have any material impact on the Tax liability of the Footstar Group, including, without limitation, strategies relating to waivers of any statute of limitations period that have otherwise expired.
            (c) Pre-Distribution Period Returns. Melville and its Post-Distribution Affiliates will prepare, with the assistance of Footstar and its Post-Distribution Affiliates, and file the Consolidated Federal Tax Returns and the Consolidated State and Unitary State Tax Returns for all Pre-Distribution Periods. With respect to the 1996 year, Footstar and its Post-Distribution Affiliates shall prepare and deliver to Melville all Tax Packages within 120 days after the Distribution Date.

            3. Consolidated Federal, Consolidated State and Unitary State Taxes -- Allocation of Taxes.
            (a) General. For the 1995 and 1996 Taxable years of the Melville Consolidated Group, Footstar shall pay, or cause to be paid, to Melville an amount equal to (i) the Footstar Group's share of the Melville Consolidated Group's Consolidated Federal Tax and Consolidated State Tax liability, determined in accordance with Exhibit A to this Agreement, and (ii) the Footstar Group's share of the Melville Consolidated Group's Unitary State Tax liability, determined in accordance with Exhibit B to this Agreement.
            (b) Estimated Payments. Promptly after Melville or any of its Affiliates makes an estimated Tax payment with respect to the 1996 Taxable year (other than a payment which relates solely to minimum Taxes due), whether or not such payment is made prior to the Distribution Melville shall (i) in good faith determine the amount of the Footstar Group's share of such estimated Tax payment (X) in accordance with the principles of Exhibit A to this Agreement, in the case of an estimated Tax payment in respect of the Consolidated Federal Tax or any Consolidated State Tax liability of the Melville Consolidated Group, and (Y) in accordance with the principles of Exhibit B to this Agreement using 1995 apportionment factors, adjusted for significant dispositions or transfers of assets, in the case of an estimated Tax payment in respect of any Unitary State Tax liability of the Melville Consolidated Group and (ii) deliver a written statement to Footstar reflecting the determination described above. Footstar shall pay to Melville or Melville shall pay to Footstar, as appropriate, the amount so determined in accordance with Section 9 hereof.
            (c)   Payment of Taxes at Year-End.
                  (i) Promptly after Melville or any of its Affiliates files an application to extend the due date of a Return for the 1995 or 1996 Taxable year, whether or not such application is filed prior to the Distribution, Melville shall (a) in good faith determine the estimated amount of the Footstar Group's share of the Melville Consolidated Group's Consolidated Federal Tax or Consolidated
            State Tax liability for such Return in accordance with the principles of Exhibit A to this Agreement or, in the case of a Unitary State Tax Return, in accordance with the principles of Exhibit B to this Agreement using 1994 and 1995 apportionment factors for 1995 and 1996, respectively, adjusted for significant dispositions or transfers of assets, and (b) deliver a written statement to Footstar reflecting the determination described above. Footstar shall pay to Melville, or Melville shall pay to Footstar, as appropriate, in accordance with Section 9 hereof, an amount equal to the difference, if any, between (x) the amounts so determined and (y) the aggregate amount of estimated installments paid with respect to the Footstar Group's share of such Tax liability for such year made pursuant to Section 3(b), adjusted to take into account amounts previously paid or received by Footstar or any Affiliate in connection with any previous extension payments made either before or after the Distribution.
                  (ii) Promptly after Melville or a member of the Melville Consolidated Group files a Consolidated Federal Tax Return, Consolidated State Tax Return or Unitary State Tax Return, as the case may be, for which payments are to be made under this Agreement, whether or not such Return is filed prior to the Distribution, Melville shall deliver to Footstar a written statement setting forth the difference between (x) the Footstar Group's share of the Melville Consolidated Group's Consolidated Federal Tax, Consolidated State Tax or Unitary State Tax liability for such Return, determined in accordance with the principles of Exhibit A or B to this Agreement, as the case may be, and (y) the aggregate amount of payments with respect to the Footstar Group's share of such Tax liability for such year made pursuant to Section 3(b) or Section 3(c)(i). Footstar shall pay to Melville, or Melville shall pay to Footstar, as appropriate, in accordance with
            Section 9 hereof, an amount equal to such difference, if any.
                  (iii) If the determination of the Footstar Group's share of the Melville Consolidated Group's Consolidated Federal Tax, Consolidated State Tax or Unitary State Tax reflects a Tax Asset that may under applicable law be used to reduce a Federal Tax, Consolidated State Tax or Unitary State Tax liability, as the case may be, of any member of the Melville Group for any Tax period, Melville shall pay to Footstar the actual Tax saving produced by such Tax Asset within 30 days of the receipt by Melville or any Melville Affiliate of any refund, credit or other offset attributable thereto from the relevant Taxing Authority. The amount of any such tax saving for any tax period shall be the amount of the reduction in Taxes payable to a Taxing Authority (or the increase in any Tax refund) with respect to such period as compared to the Taxes that would have been payable to a Taxing Authority (or the Tax refund that would have been received) with respect to such period in the absence of such Tax Asset; provided, however, that in the event that the use in a Pre-Distribution Period of a Tax Asset, attributable to any member of the Footstar Group, gives rise to, or increases, any alternative minimum Tax liability, Melville shall pay to Footstar, or Footstar shall pay to Melville, as the case may be, an amount equal to the difference between (i) the maximum hypothetical Tax savings that could result from the use of such Tax Asset determined using the maximum applicable regular tax rate in effect for such Taxable year (or, in the case of a credit, 100 percent) and (ii) the Footstar
            Group's share of the alternative minimum Tax liability or increase in alternative minimum Tax liability, as the case may be, determined in accordance with Exhibit A to this Agreement.
            (d)  Carrybacks and Certain Other Matters.
                  (i)   Subject to the provisions of Exhibit A hereto,
            Melville agrees to pay Footstar the actual benefit received by the Melville Consolidated Group in any Tax period from the use in any Pre-Distribution Period of any Tax Asset arising in a Post-Distribution Period. Such benefit shall be considered equal to the excess of the amount of Tax that would have been payable
            (or of the Tax refund that would have been receivable) by the Melville Consolidated Group in any Tax period in the absence of such carryback over the amount of Tax actually payable (or of the Tax refund actually receivable) by the Melville Consolidated Group in such period; provided, however, that in the event that the use in a Pre-Distribution Period of a Tax Asset, attributable to any member of the Footstar Group, gives rise to, or increases, any alternative minimum Tax liability, Melville shall pay to Footstar, or Footstar shall pay to Melville, as the case may be, an amount equal to the difference between (i) the maximum hypothetical Tax savings that could result from the use of such Tax Asset determined using the maximum applicable regular tax rate in effect for such Taxable year and (ii) the Footstar Group's share of the alternative minimum Tax liability or increase in alternative minimum Tax liability, as the case may be, determined in accordance with Exhibit A to this Agreement.  Payment of the amount of such benefit shall be made within 30 days of the receipt by any member of the Melville Consolidated Group of any refund, credit or other offset attributable thereto from the relevant Taxing Authority.
                  (ii) If, subsequent to the payment by Melville to Footstar of any amount referred to in Section 3(d)(i) above, there shall be
            (A) a Final Determination which results in a disallowance or a reduction of the Tax Asset so carried back or (B) a reduction in the amount of the benefit realized by the Melville Consolidated Group from such carryback as a result of a Final Determination or the use by the Melville Consolidated Group of a Tax Asset of the Melville Group, Footstar shall repay to Melville the amount which would not have been payable to Footstar pursuant to Section 3(d)(i) had the amount of the benefit been determined in light of such event. In addition, Footstar shall hold Melville and each of its Post-Distribution Affiliates harmless for any penalty or interest payable by any member of the Melville Consolidated Group as a result of any such event referred to in the preceding sentence.
            Any amounts payable under this Section 3(d)(ii) shall be paid by Footstar to Melville within 30 days of demand therefor. To the extent Footstar's repayment obligation arises due to the use by the Melville Consolidated Group of a Tax asset of a member of the Melville Group, Footstar shall pay Melville interest on the amount repaid to Melville from the date such amount was paid by Melville to Footstar until such repayment at Prime.
                  (iii) The parties hereto acknowledge that, in connection with the disposition or deconsolidation of certain members of the Melville Group, Melville has entered into, and intends to enter into, agreements similar to this Agreement (the "Melville Group Agreements") relating to Tax matters involving such members. Notwithstanding anything to the contrary in this Agreement, to the extent that (i) Melville would be required under Section 3 of this Agreement to make a payment to Footstar in respect of a Tax saving or Tax benefit attributable to a Tax Asset of the Footstar Group and (ii) Melville would be required under a Melville Group Agreement or Agreements to make a similar payment to a member or members of the Melville Group in respect of the same Tax saving or Tax benefit, then the portion of such Tax saving or benefit attributable to a Tax Asset of the Footstar Group shall be calculated in accordance with Treasury Regulations Section
            1502-21A and any successor thereto.
            4.    Other Taxes
            (a)   Liability for all Taxes other than Consolidated Federal
Taxes or Consolidated State or Unitary Taxes ("Other Taxes") attributable to the Footstar Group or attributable to any lease termination payment made by a member of the Footstar Group shall be the sole responsibility of Footstar and its Post-Distribution Affiliates. Liability for all Other Taxes attributable to the Melville Group (other than as provided in the preceding sentence) shall be the sole responsibility of Melville and its Post-Distribution Affiliates. The responsibility for preparing (with Melville's cooperation as provided in
Section 7 hereof) and filing all Returns, and for making all payments to any Taxing Authority, relating solely to Other Taxes attributable to the Footstar Group shall be the sole responsibility of Footstar and its Post-Distribution Affiliates. The responsibility for preparing (with Footstar's cooperation as provided in Section 7 hereof) and filing all other Returns, and for making all payments to any Taxing Authority, relating to Other Taxes for any Pre-Distribution Period shall be the sole responsibility of Melville and its Post-Distribution Affiliates. Promptly after a payment of Other Taxes by Melville, or any of its Post-Distribution Affiliates on one hand, or Footstar or any of its Post-Distribution Affiliates, on the other hand, the paying party shall notify the non-paying party of the amount of such Other Taxes, if any, which is attributable to the non-paying party, in accordance with Section 4(c). The non-paying party shall pay to the paying party, in accordance with
Section 9 hereof, such amount.
            (b) Footstar shall be entitled to all refunds and credits of Other Taxes attributable to the Footstar Group, and Melville shall be entitled to all refunds and credits of Other Taxes attributable to the Melville Group.
            (c) The determination of whether Other Taxes are attributable to the Melville Group, on one hand, or the Footstar Group, on the other hand, shall be made in accordance with past practices.
            (d)  Notwithstanding anything to the contrary herein, all
transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with
Section 2.02 of the Distribution Agreement dated as of the date hereof among Melville, Footstar and Footaction Center, Inc. shall be borne and paid equally by Melville and Footstar. The party that is required by applicable law to file any Return or make any payment with respect to any such Tax shall do so, and the other party shall cooperate with respect thereto as necessary. The non-paying party shall reimburse the paying party in accordance with this
Section 4(d) within 5 business days after it receives notice of the payment of such Tax.
            5.    Certain Representations and Covenants.
            (a) (I) Footstar Representations. Footstar and its Post-Distribution Affiliates each represents that, as of the date hereof, and covenants that on the Distribution Date there is no plan or intention (A) to liquidate Footstar or to merge or consolidate Footstar with any other person subsequent to the Distribution, (B) to sell or otherwise dispose of any asset of Footstar or those of its Post-Distribution Affiliates subsequent to the Distribution, except in the ordinary course of business and except with respect to the Thom McAn chain, MEP or the distribution centers located in Morrow, Georgia, Huntington, Indiana or Clinton, New Jersey, (C) to take any action inconsistent with the information furnished to Davis Polk & Wardwell in connection with its tax opinion with respect to the Distribution, (D) issue stock of Footstar, other than pursuant to the Distribution, representing more than 20 percent of the total combined voting power or more than 20 percent of the total value of all classes of Footstar stock.
            (II)  Melville Representations.  Melville and its
Post-Distribution Affiliates each represents that, as of the date hereof, and covenants that on the Distribution Date there is no plan or intention to take any action inconsistent with the information furnished to Davis Polk &
Wardwell in connection with its tax opinion with respect to the Distribution.
            (III) Footstar and Melville Representations. Footstar and Melville and their respective Post-Distribution Affiliates each represents that, as of the date hereof, and covenants that on the Distribution Date neither Footstar nor Melville and their respective Post-Distribution
Affiliates (as applicable) is aware of any present plan or intention by the current shareholders of Melville to sell, exchange, transfer by gift, or otherwise dispose of any of their stock in, or securities of, Melville or Footstar subsequent to the Distribution.
            (b) Footstar Covenants. Footstar covenants to Melville that (i) during the two-year period following the Distribution Date it will not liquidate, merge or consolidate with any other person, or sell, exchange, distribute or otherwise dispose of its assets or those of its Post-Distribution Affiliates, except in the ordinary course of business and except for the disposition of assets of the Thom McAn chain or MEP, or the distribution centers located in Morrow, Georgia, Huntington, Indiana or Clinton, New
Jersey, (ii) following the Distribution, Footstar will, for a minimum of two years, continue the active conduct of the historic business conducted by Footstar throughout the five year period prior to the Distribution, (iii)
other than pursuant to the Distribution during the two-year period following the Distribution Date it will not issue stock of Footstar representing more than 20 percent of the total combined voting power or more than 20 percent of the total value of all classes of Footstar stock, (iv) Footstar will not, nor will it permit any of its Post-Distribution Affiliates to, take any action inconsistent with the information furnished to Davis Polk & Wardwell in connection with its tax opinion with respect to the Distribution and (v)
during the period beginning on the Distribution Date and ending upon the expiration of the statute of limitations period applicable to the Taxable year in which the Distribution occurs (after giving effect to any extension, mitigation or waiver thereof), Footstar will not, nor will it permit any of its Post-Distribution Affiliates to make or change any accounting method, amend any Tax Return or take any Tax position on any Tax Return, change the manner in which it conducts its business, take any other action, omit to take any action or enter into any transaction that results in any increased Tax liability with respect to a Pre-Distribution Period, or reduction of any Tax Asset which was created in a Pre-Distribution Period, of the Melville Group or any member thereof without first obtaining the written consent of an authorized representative of Melville; provided, however, that if a change in law (including the enactment of any statute or the issuance of any proposed, temporary or final regulations, or administrative pronouncement or judicial decision) would have a material adverse effect on the aggregate Tax liability of Footstar and its Post-Distribution Affiliates, then, notwithstanding anything to the contrary in this clause (iii), Footstar shall be entitled to take, or to permit its Post-Distribution Affiliates to take, such minimum action as is necessary to eliminate or mitigate the effect of the change in law. Footstar agrees to notify Melville of any action taken under the proviso contained in the preceding sentence.
            (c) Melville Covenants. Melville covenants to Footstar that (i) it will not change its year-end for any Tax year beginning prior to January 1, 1997, (ii) it will not, nor will it permit any of its Post-Distribution Affiliates to, take any action inconsistent with the information furnished to Davis Polk & Wardwell in connection with its tax opinion with respect to the Distribution and (iii) during the period beginning on the Distribution Date and ending upon the expiration of the statute of limitations period applicable to the Taxable year in which the Distribution occurs (after giving effect to any extension, mitigation or waiver thereof), Melville will not, nor will it permit any of its Post-Distribution Affiliates to make or change any accounting method, amend any Tax Return or take any Tax position on any Tax Return, change the manner in which it conducts its business, take any other action, omit to take any action or enter into any transaction that results in any increased Tax liability with respect to a Pre-Distribution Period or reduction of any Tax Asset which was created in a Pre-Distribution Period of the Footstar Group or any member thereof without first obtaining the written consent of an authorized representative of Footstar; provided, however, that if a change in law (including the enactment of any statute or the issuance of any proposed, temporary or final regulations, or administrative pronouncement or judicial decision) would have a material adverse effect on the aggregate
Tax liability of Melville and its Post-Distribution Affiliates, then, notwithstanding anything to the contrary in this clause (c), Melville shall be entitled to take, or to permit its Post-Distribution Affiliates to take, such minimum action as is necessary to eliminate or mitigate the effect of the change in law. Melville agrees to notify Footstar of any action taken under the proviso contained in the preceding sentence.
            (d) Footstar and Melville Covenant. The parties hereto agree to act in good faith in complying with the terms of this Agreement.
            (e) Exceptions. Notwithstanding the foregoing, Footstar and its Post-Distribution Affiliates may take actions inconsistent with the covenants contained in Section 5(b)(i) through (iv) above, and Melville and its Post-Distribution Affiliates may take actions inconsistent with the covenants contained in Section (c)(ii) above, if:
            (i) Footstar or Melville, as the case may be, obtains a ruling from the Internal Revenue Service to the effect that such actions will not result in the Distribution being taxable to Melville or its shareholders; or
          (ii)  Footstar or Melville, as the case may be, obtains an opinion of counsel recognized as an expert in federal income tax matters and acceptable to the other party to the same effect as in Section 5(e)(i).
            6.    Indemnities.
            (a) Footstar Indemnity. Footstar and each corporation that is a Post-Distribution Affiliate of Footstar will jointly and severally indemnify Melville and its Post-Distribution Affiliates against and hold them harmless from
            (i) any Pre-Distribution Tax Liability assessed pursuant to a Final Determination, to the extent attributable to an adjustment of any item of income, gain, gross receipts, loss, credit, deduction or other Tax attribute of any member of the Footstar Group;
          (ii) any liability or damage resulting from a breach by Footstar or any of its Post-Distribution Affiliates of any representation or covenant made by Footstar herein; and
         (iii) any liability or damage under the securities laws or otherwise resulting from information furnished by Footstar in connection with the Distribution.
For the purpose of avoiding ambiguity, the parties agree that (except as set forth in the third proviso of the definition of "Footstar Group") Footstar and its Post-Distribution Affiliates shall be responsible for any Tax for a Pre-Distribution Period attributable to the corporations (domestic or foreign) comprising the Meldisco (including Pimento), Footaction (including Open
Country and Fan Club) and Thom McAn (including BOQ, Pimento and Smart Step) retail chains and MEP, and to any business activity conducted by Melville or any of its Affiliates (domestic or foreign) which is or was a Related Footwear Business.
            (b) Melville Indemnity. Melville and each corporation that is a Post-Distribution Affiliate of Melville will jointly and severally indemnify Footstar and its Post-Distribution Affiliates against and hold them harmless from
            (i) any Pre-Distribution Tax Liability, or Tax liability resulting from the Distribution, other than any such liabilities described in Section 6(a);
            (ii) any Tax liability allocable to a member of the Melville Group which is a liability of the Footstar Group under clause (B) of the definition of Tax with respect to any Pre-Distribution Period or any Tax year of the Melville Consolidated Group which includes (but does not end
      on) the Distribution Date;
          (iii)  any liability or damage resulting from a breach by Melville or any of its Post-Distribution Affiliates of any representation or covenant made by Melville herein; and
         (iv) any liability or damage under the securities laws or otherwise resulting from information furnished by Melville in connection with the Distribution.
For the purpose of avoiding ambiguity, the parties agree that (except as set forth in the first two provisos of the definition of "Footstar Group")
Melville and its Post-Distribution Affiliates shall be responsible for any Tax for a Pre-Distribution Period attributable to (x) the corporations (domestic or foreign) comprising the CVS, Bob's, Linens 'n Things, Wilsons, Kay-Bee, Marshalls, This End Up, Prints Plus, Chess King, Foxmoor and Accessory Lady retail chains, (y) the Non-Chain Corporations and (z) to any business activity conducted by Melville or any of its Affiliates (domestic or foreign) which is or was directly related to the businesses conducted by the corporations specified in clauses (x) and (y). If a Post-Distribution Affiliate of
Melville ceases to be an Affiliate of Melville as a result of a sale of its stock (other than one described in the immediately following sentence) to a third party (whether or not treated as a sale of stock for Tax purposes), such Post-Distribution Affiliate shall be released from its obligations under this Agreement upon such sale and neither Melville nor any of its other Post-Distribution Affiliates shall have any obligation to indemnify Footstar or any of its Post-Distribution Affiliates under Section 6(b)(iii) for any liability or damage attributable to actions taken after such sale by such Post-Distribution Affiliate. If a Post-Distribution Affiliate of Melville ceases to be an Affiliate of Melville as a result of one or more public offerings or a distribution by Melville of its stock, at such time, if such Post-Distribution Affiliate agrees to continue to be bound by the terms of this Agreement, any indemnification obligation under Section 6(b)(iii) attributable to actions taken by such Post-Distribution Affiliate after it ceases to be an Affiliate of Melville shall be solely the liability of such Post-Distribution Affiliate, and Footstar and its Post-Distribution Affiliates shall have no rights against Melville or any of its other Post-Distribution Affiliates for the payment of such obligation. It is understood by the parties hereto that the two preceding sentences do not limit in any way the ability of Melville or its Post-Distribution Affiliates to sell operating assets, rather than stock, to a third party and, in the case of a sale of operating assets of any chain other than CVS, Melville shall have no obligation to indemnify Footstar or any of its Post-Distribution Affiliates under Section 6(b)(iii)
as a result of such an asset sale.
            (c)   Discharge of Indemnity.       Footstar, Melville and their
respective Post-Distribution Affiliates shall discharge their obligations under Section 6(a) and 6(b) hereof, respectively, by paying the relevant amount within 30 days of demand therefor. After a Final Determination of an obligation of Footstar or any of its Post-Distribution Affiliates under Section 6(a), Melville shall send a statement to Footstar showing the amount due thereunder. After a Final Determination of an obligation of Melville or any of its Post-Distribution Affiliates under Section 6(b), Footstar shall send a statement to Melville showing the amount due thereunder. Calculation mechanics relating to items described in Section 6(a)(i) are set forth in Section 3(c). Notwithstanding the foregoing, if either Footstar, Melville or any of their respective Post-Distribution Affiliates disputes in good faith the fact or the amount of its obligation under Section 6(a) or Section 6(b), then no payment of the amount in dispute shall be required until any such good faith dispute is resolved in accordance with Section 16 hereof; provided, however, that any amount not paid within 30 days of demand therefor shall bear interest as provided in Section 9.
            (d)  Tax Benefits.      If an indemnification obligation of
Melville, Footstar or any of their respective Post-Distribution Affiliates under this Section 6 arises in respect of an adjustment that makes allowable to Melville or its Affiliates, or Footstar or its Affiliates, respectively, any deduction, amortization, exclusion from income or other allowance (a "Tax Benefit") which would not, but for such adjustment, be allowable, then any payment by Melville, Footstar or any of their respective Post-Distribution Affiliates, as the case may be, pursuant to this Section 6 shall be an amount equal to (X) the amount otherwise due but for this subsection (d), minus (Y) the present value of the product of the Tax Benefit multiplied (i) by the maximum federal or state, as the case may be, corporate tax rate in effect at the time such Tax Benefit becomes allowable to Melville or its Affiliates, or Footstar or its Affiliates (as the case may be) or (ii) in the case of a credit, by 100 percent. The present value of such product shall be determined by discounting such product from the time the Tax Benefit becomes allowable at a rate equal to Prime.
            (e) Refunds. Any refunds of Tax received by Melville or any of its Post-Distribution Affiliates relating to a Pre-Distribution Period, to the extent attributable to any item of income, loss, credit, deduction or other tax attribute of any member of the Footstar Group shall be paid by Melville to Footstar within 30 days of receipt. Any amount not paid when due shall bear interest as provided in Section 9.
            (f) Clerical Errors. If, as a result of a correction of a clerical error made by booking any item at one member of the Melville Consolidated Group instead of another, (i) the Pre-Distribution Tax Liability allocable to the Footstar Group or the Melville Group, as the case may be, is increased, (ii) the Pre-Distribution Tax Liability allocable to the other group is decreased by an offsetting amount, and (iii) no Tax payment is required to be made to a Taxing Authority in respect of the correction of the clerical error, then the group referred to in clause (ii) of this Section 6(f) shall be treated as having made a Tax payment in an amount equal to the increased Pre-Distribution Tax Liability described in clause (i) of this
Section 6(f) and shall be entitled to indemnification therefor under this
Section 6 without regard to Section 6(d).
            (g) Method of Calculation. (i) Except as otherwise provided, the amount of any liability of Footstar and its Post-Distribution Affiliates or of Melville and its Post-Distribution Affiliates under this Section 6 shall be calculated pursuant to the method described in Exhibit A hereto; provided, however, that the calculation of any party's share of Unitary State Tax shall be calculated pursuant to the method described in Exhibit B hereto.
            (ii)  For purposes of this Section 6, in the case of Taxes that are imposed on a periodic basis and are payable for a Tax period that includes (but does not end on) the Distribution Date, the portion of such Tax related to the portion of such Tax period ending on the Distribution Date shall (x) in the case of any Taxes other than Taxes based upon or related to income, sales, gross receipts, wages, capital expenditures or expenses, be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the Tax period ending on the Distribution Date and the denominator of which is the number of days in the entire Tax period, and (y) in the case of any Tax based upon or related to income, sales, gross receipts, wages, capital expenditures or expenses, be deemed equal to the amount which would be payable if the relevant Tax period ended on the Distribution Date and applying the weighted average 1996 Tax rate for the relevant Tax applicable to the corporation subject to such Tax.
            7.    Communication and Cooperation.
            (a) Consult and Cooperate. Footstar and Melville shall consult and cooperate (and shall cause each of their Post-Distribution Affiliates to cooperate) fully at such time and to the extent reasonably requested by the other party in connection with all matters subject to this Agreement. Such cooperation shall include, without limitation,
            (i) the retention and provision on reasonable request of any and all information including all books, records, documentation or other information pertaining to Tax matters relating to the Melville Group and the Footstar Group, any necessary explanations of information, and access to personnel, until the expiration of the applicable statute of limitation (giving effect to any extension, waiver, or mitigation thereof);
           (ii)  the execution of any document that may be necessary or helpful in connection of any required Return or in connection with any audit, proceeding, suit or action;
            (iii) reporting to the other party, on a quarterly basis, on the status of any Tax audit relating to a Pre-Distribution Period; and
            (iv) the use of the parties' best efforts to obtain any documentation from a governmental authority or a third party that may be necessary or helpful in connection with the foregoing.
            (b) Provide Information. Melville and Footstar shall keep each other fully informed with respect to any material development relating to the matters subject to this Agreement. Melville shall provide to Footstar copies of all Information Document Requests relating to a Pre-Distribution Period issued by the Internal Revenue Service on Form 4564 or any successor thereto and any analogous requests issued by any other Tax Authority (collectively, "Requests"), and (to the extent practicable in light of the relevant Taxing Authority's requirements) shall use reasonable efforts to provide copies of the response to each Request more than two business days prior to filing such response; provided, however, that Melville's failure to deliver a copy of a response to a Request before such two-day period shall not relieve Footstar of its obligations under this Agreement. Melville shall not be required to provide Footstar with copies of the responses to any Requests unless specifically related to the Footstar group; provided, however, Footstar shall not be entitled to review or receive the portion of any response which does not specifically relate to the Footstar Group.
            (c) Tax Attribute Matters. Melville and Footstar shall advise and consult with each other with respect to any proposed Tax adjustments relating to the Melville Consolidated Group or, with respect to Other Taxes, any group which includes at least one member of the Melville Group and at least one member of the Footstar Group, which are the subject of an audit or investigation, or are the subject of any proceeding or litigation, and which may affect any Tax attribute of Melville, Footstar, the Melville Group, the Footstar Group or any Post-Distribution Affiliate of Melville or Footstar (including, but not limited to, basis in an asset or the amount of earnings and profits).
            8.    Audits and Contest.
            (a) Notwithstanding anything in this Agreement to the contrary, Melville shall have full control over all matters relating to any Federal Tax return filed by the Melville Consolidated Group, any Consolidated State or Unitary State Tax Return, any Other Tax Return (other than one relating solely to the Footstar Group), or any Tax Proceeding relating to any Tax matters of at least one member of the Melville Group.  Except as provided in Section
8(b), Melville shall have absolute discretion with respect to any decisions to be made, or the nature of any action to be taken, with respect to any matter described in the preceding sentence.
            (b) No settlement of any Tax Proceeding relating to any matter which would cause a payment obligation under Sections 6(a) or 6(b) shall be accepted or entered into by or on behalf of the party entitled to receive a payment under either Section 6(a) or Section 6(b), whichever is applicable, unless the party ultimately responsible for such payment under either Section 6(a) or Section 6(b), whichever is applicable (the "Indemnitor"), consents thereto in writing (which consent shall not be unreasonably withheld). If such consent is unreasonably withheld, all expenses relating to the contest of such matter shall be borne by the Indemnitor, and otherwise they shall be borne equally by the Indemnitor and the indemnified party. If the Indemnitor does not respond to the indemnified party's request for consent within 30 days, the Indemnitor will be deemed to have consented to the settlement.
            (c) The indemnified party agrees to give prompt notice to the Indemnitor of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought hereunder.
The failure of the indemnified party to give notice as provided in this
Section 8(c) shall not relieve the Indemnitor of its obligations under this Agreement, except to the extent that the Indemnitor is materially prejudiced by such failure to give notice.
            (d) With respect to Returns relating to Other Taxes solely attributable to the Footstar Group, Footstar and its Post-Distribution Affiliates shall have full control over all matters relating to any Tax Proceeding in connection therewith. Footstar and its Post-Distribution Affiliates shall have absolute discretion with respect to any decisions to be made, or the nature of any action to be taken, with respect to any matter described in the preceding sentence.
            9.    Payments.
            All payments to be made hereunder shall be made in immediately available funds. Except as otherwise provided, all payments required to be made pursuant to this Agreement will be due 30 days after the receipt of notice of such payment or, where no notice is required, 30 days after the fixing of liability or the resolution of a dispute. Payments shall be deemed made when received. Any payment that is not made when due shall bear interest at the rate per annum determined, from time to time, under the provision of
Section 6621(a)(2) of the Code for each day until paid; provided, however, that, if an obligation or the amount thereof is being disputed in good faith, any payment required after resolution of such dispute shall bear interest at Prime until and including the thirtieth day after such resolution. If, pursuant to a Final Determination, any amount paid by Melville, Footstar or their respective Post-Distribution Affiliates pursuant to this Agreement results in any increased Tax liability or reduction of any Tax Asset of any member of the Footstar Group, Footstar or its Post-Distribution Affiliates, or the Melville Group, Melville or its Post-Distribution Affiliates,
respectively, then Melville or Footstar, as the case may be, shall indemnify the other party and hold it harmless from any interest or penalty attributable to such increased Tax liability or the reduction of such Tax asset and shall pay to the other party, in addition to amounts otherwise owed, 50 percent of the After-Tax Amount; provided, however, that with respect to any amount paid pursuant to Section 3(d)(ii) (other than as a result of the use by the
Melville Consolidated Group of a Tax Asset of the Melville Group), Section 6(a)(ii) or (iii) or Section 6(b)(iii) or (iv), Melville or Footstar, as the case may be, shall pay to the other party 100 percent of the After-Tax Amount.
            10.   Notices.
            Any notice, demand, claim, or other communication under this Agreement shall be in writing and shall be deemed to have been given upon the delivery or mailing thereof, as the case may be, if delivered personally or sent by certified mail, return receipt requested, postage prepaid, to the parties at the following addresses (or at such other address as a party may specify by notice to the other):
            If to Melville, to:
            Charles Conaway
            1 CVS Drive
            Woonsocket, RI  02895

            James E. Alward
            Michael Golub
            67 Millbrook Street
            Worcester, MA  01606


            If to Footstar, to:

            Carlos Alberini
            Maureen Richards
            933 MacArthur Boulevard
            Mahwah, NJ  07430

            Joseph Couture
            67 Millbrook Street
            Worcester, MA  01606



            11.   Costs and Expenses.
            Except as expressly set forth in this Agreement, each party shall bear its own costs and expenses incurred pursuant to this Agreement. For purposes of this Agreement, "out-of-pocket" expenses shall include reasonable attorney fees, accountant fees and other related professional fees and disbursements.
            12.   Effectiveness; Termination and Survival.
            This Agreement shall become effective upon the consummation of the Distribution. Notwithstanding anything in this Agreement to the contrary, this Agreement shall remain in effect and its provisions shall survive for the full period of all applicable statutes of limitation (giving effect to any extension, waiver or mitigation thereof).
            13.   Section Headings.
            The headings contained in this Agreement are inserted for convenience only and shall not constitute a part hereof or in any way affect the meaning or interpretation of this Agreement.
            14.   Entire Agreement; Amendments and Waivers.
            (a) Entire Agreement. This Agreement and the exhibits hereto contains the entire understanding of the parties hereto with respect to the subject matter contained herein. No alteration, amendment, modification, or waiver of any of the terms of this Agreement shall be valid unless made by an instrument signed by an authorized officer of Melville and Footstar, or in the case of a waiver, by the party against whom the waiver is to be effective.
            (b) Waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver hereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege.
            15. Governing Law and Interpretation. This Agreement has been made in and shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.
            16. Dispute Resolution. If the parties hereto are unable to resolve any disagreement or dispute relating to this Agreement within 20 days, such disagreement or dispute shall be resolved by a nationally recognized law firm or accounting firm expert in Tax matters that is mutually acceptable to the parties hereto (a "Referee"). A Referee so chosen shall resolve any such disagreement pursuant to such procedures as it may deem advisable. Any such resolution shall be binding on the parties hereto without further recourse. Except as otherwise provided herein, the costs of any Referee shall be apportioned between Melville and Footstar as determined by such Referee in such manner as the Referee deems reasonable, taking into account the circumstances of the dispute, the conduct of the parties and the result of the dispute.
            17.   Counterparts.
            This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
            18.  Assignments; Third Party Beneficiaries.
Except as provided below, this Agreement shall be binding upon and shall inure only to the benefit of the parties hereto and their respective successors and assigns. This Agreement is not intended to benefit any person other than the parties hereto and such successors and assigns, and no such other person shall be a third party beneficiary hereof. If, during the period beginning on the Distribution Date and ending upon the expiration of all statute of limitations periods applicable to Pre-Distribution Periods, any corporation becomes an Affiliate of either Melville or Footstar, as the case may be, then upon the request of either Footstar or Melville, as the case may be, the other party shall provide evidence of such Affiliate's agreement to be bound by the terms of this Agreement. During the period beginning on the Distribution Date and ending upon the expiration of all statute of limitations periods applicable to Pre-Distribution Periods, no entity shall be entitled to acquire a controlling interest in Melville or Footstar unless such entity agrees to be bound by the terms of this Agreement.


            IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first written above.
                              Melville on its own behalf and on
                              behalf of its Post-Distribution
             Affiliates.

                              By: /s/ Charles Conaway

                              Title: Chief Financial Officer



                              Bob's, Inc. on its own behalf and on
                              behalf of the Melville Post-Distribution
                      Affiliates in the Bob's chain.

                              By: /s/ Michael Friedheim


                              Title: Chairman/ Chief Executive Officer



                              Linens 'n Things, Inc. on its own behalf and on behalf of the Melville Post-Distribution Affiliates in the Linens 'n Things chain.

                              By: /s/ Norman Axelrod


                              Title: Chief Executive Officer & President



                              Footstar on its own behalf and on
                              behalf of its Post-Distribution
                              Affiliates.


                              By: /s/ Carlos Alberini


                              Title: Chief Financial Officer

                              Footaction, Inc. on its own behalf and on behalf of the Footstar Post-Distribution Affiliates in the Footaction, Thom McAn and Meldisco chains.

                              By: /s/ Donald V. Roach


                              Title: Vice President




                                   Exhibit A


1. The Footstar Group's share of any Pre-Distribution Consolidated Federal or Consolidated State Tax liability shall be, with respect to such Federal or Consolidated State Taxes, as applicable, calculated as if Footstar were the parent of a group filing its own consolidated return for all Pre-Distribution Periods; provided, however, that (i) income, deductions, credits and losses shall be computed in a manner consistent with past practices, (ii) the applicable Tax rate shall be the appropriate maximum statutory rate in effect during the relevant year,
      (iii) in no event shall the Footstar Group's share of any Consolidated Federal or Consolidated State Tax liability exceed the amount that would have constituted the Footstar Group's share of such liability if such share had been calculated in accordance with the allocation principles set forth in Treas. Reg. Section 1.1552-1(a)(2) and Treas. Reg. Section 1.1502-33(d)(2)(ii) as in effect prior to Treasury Decision 8597, except to the extent consistent with past practice and (iv) notwithstanding anything to the contrary in this Agreement, with respect to all Pre-Distribution Tax Periods, Footstar and its Post-Distribution Affiliates will be liable for all Taxes attributable to the Related Footwear Business and MEP, calculated in accordance with past practice. Notwithstanding anything to the contrary in this Agreement, any deduction attributable to the exercise of an option to acquire Melville stock by a person who is an employee of a member of the Footstar Group at the time of such exercise shall be treated as a deduction allocable to the member of the Footstar Group employing such person.

2. For purposes of paragraph 1 above, "Tax liability" (1) shall exclude any liability for the payment of alternative minimum tax; and (2) shall refer to an actual out-of-pocket payment to any Taxing Authority, after taking into account the utilization of net operating losses and any other Tax Assets.

3. Any alternative minimum Tax liability (and any Tax Assets attributable to such liability) and any environmental Tax imposed under Section 59A of the Code shall be allocated among the members of the Melville Consolidated Group in accordance with the formulas referenced in Proposed Treasury Regulation Section 1.1502-5(b)(6).

4. For all Pre-Distribution Periods, Melville shall have the right, in its sole discretion, to elect (in an original or an amended return) to deduct currently any Taxes of foreign countries and of possessions of the United States. In the event that Melville elects not to deduct currently such Taxes but instead to elect to take a foreign tax credit under the provisions of Part III of Subchapter N of the Code, any consolidated unused foreign tax credit of the Melville Consolidated Group shall be apportioned to the members of such group pursuant to Treas. Reg. Section 1.1502-79(d).

5. Any interest imposed in connection with any Tax liability shall be allocated in the same manner as the underlying Tax liability, as provided above.

6. Any penalty imposed in connection with any Tax liability shall be the responsibility of the party whose action or inaction resulted in the imposition of such penalty; provided, however, that if such a determination cannot be made, the penalty shall be allocated in the same manner as the underlying Tax liability, as provided above.


                                   Exhibit B

1. The Footstar Group's share of any Pre-Distribution Unitary State Tax Liability shall be, with respect to each State, the aggregate amount of Unitary State Tax Liability of all members of the Footstar Group that are members of the relevant Melville Consolidated Group. A member's liability for its share of Pre-Distribution Unitary State Tax shall be determined in accordance with paragraph 3 of this Exhibit B; provided, however, that (i) income, deductions, credits and losses shall be computed in a manner consistent with past practices, (ii) credits and any minimum taxes shall be allocated to the member responsible for the generation of such credit or taxes, and (iii) notwithstanding anything to the contrary in this Agreement, any deduction attributable to the exercise of an option to acquire Melville stock by a person who is an employee of a member of the Footstar Group at the time of such exercise shall be treated as a deduction allocable to the member of the Footstar Group employing such person.

2. The Footstar Group's share of any Pre-Distribution Unitary State Tax Assets shall be, with respect to each State, the aggregate amount of Unitary State Tax Assets of all members of the Footstar Group. A member's share of such Unitary State Tax Assets shall be determined in accordance with paragraph 3 of this Exhibit B.

3. A member of the Footstar Group's share of any Pre-Distribution Unitary State Tax Liability or Pre-Distribution Unitary State Tax Asset shall be the product of (i) such Unitary State Tax Liability or Unitary State Tax Asset, as the case may be, and (ii) the percentage of the numerator used in determining the apportionment percentage of the Melville Consolidated Group for such Unitary State which is attributable to such member of the Footstar Group.

4. With respect to all Pre-Distribution Tax Periods, Footstar and its Post-Distribution Affiliates will be liable for all Unitary State Taxes attributable to the Retail Footwear Businesses or MEP, calculated in accordance with past practice.

5. Any interest imposed in connection with any Tax liability shall be allocated in the same manner as the underlying Tax liability, as provided above.

6. Any penalty imposed in connection with any Tax liability shall be the responsibility of the party whose action or inaction resulted in the imposition of such penalty; provided, however, that if such a determination cannot be made, the penalty shall be allocated in the same manner as the underlying Tax liability, as provided above.